UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2006

ATLAS MINERALS INC.
(Exact name of Registrant as specified in its Charter)

COLORADO	0-02714	84-1533604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8040 South Kolb Road, Tucson, AZ	85706
(Address of principal executive offices)	(Zip Code)

(Address of principal executive office)

     Registrant’s telephone number, including area code: (520) 889-2040

Item 1.02 Entry into a Material Definitive Agreement

Option Agreement with GSA Resources, Inc. for Sale of Certain Property

On May 29, 2006, Atlas Minerals, Inc., a Colorado corporation, and its wholly owned subsidiary, White Cliffs Mining, Inc., an Arizona corporation (Atlas Minerals, Inc. and White Cliffs Mining, Inc., are hereafter referred individually and collectively as “we”, “us” or “our), entered into an agreement with GSA Resources, Inc., an Arizona corporation (hereafter referred to as “GSA”) (“the Agreement”) which provides for the transfer and sale of our 100% interest and rights to a diatomite* mineral property consisting of: (a) twenty unpatented placer mining claims covering 3,120 acres in Arizona, which are specifically described in Schedule A to the Agreement; and (b) a reclamation bond, plant facilities, and equipment, which are specifically described in Schedule B to the Agreement. The assets described in Schedules A and B are collectively referred to hereafter as “the Property.”

In addition to the above, the terms of the Agreement consist of the following:

Property Sale
We will transfer the Property directly to GSA or to GSA’s assignee, in GSA’s discretion, free and clear of all liabilities, except as set forth in the Agreement. Upon the sale of the Property, GSA will assume any non-financial encumbrances and liabilities of the Property, such as easements. Additionally, upon the sale of the Property, we will transfer any and all assessments, reports, geological and sample data and any other information or data that is in our possession or that we own.

Consideration
Under the terms of the Agreement, in exchange for the Property, GSA will pay us $225,000 and upon completion of its due diligence, GSA or its assigns has the option at its discretion to purchase all of our subsidiary’s (White Cliffs Mining, Inc.) issued and outstanding shares.

Closing
Closing of the transaction will occur on the first business day after the 60th day from execution of the Agreement by both parties or on such other date as the parties may agree. The Agreement provides GSA will pay us a non-refundable deposit of $15,000 upon execution of the Agreement, which will represent a portion of the $225,000 purchase price. GSA may obtain a 45-day extension to close the transaction by paying us an additional non-refundable deposit of $10,000, which will also be applied toward the purchase price.

Due Diligence
The Agreement provides that GSA will have the right to conduct due diligence on the Property and GSA and its representatives will have full access to the management, properties, books, records, contracts, commitments and other documents regarding the Property that are in our possession.

Closing Conditions
The transaction is subject to: (a) GSA being satisfied in its sole discretion with the results of its due diligence review; and (b) all representations and warranties contained in the Agreement and other documents in connection with the transaction, will be true and correct as of the date of the closing.

*Diatomite is a chalk-like, soft, friable, earthy, very fine-grained, siliceous sedimentary rock, usually light in color (white if pure, commonly buff to gray in situ, and rarely black).  It is very finely porous, very low in density (floating on water at least until saturated), and essentially chemically inert in most liquids and gases.  It also has low thermal conductivity and a rather high fusion point.  Diatomite is now used principally as a filter aid; but it has many other applications, such as an absorbent for industrial spills and as pet litter, a filler in a variety of products from paints to dry chemicals, an insulation material as sawn and molded shapes as well as loose granular, a mild abrasive in polishes, and a silica additive in cement and various other compounds (Source: United States Department of the Interior, US Geological Survey, at www.minerals.usgs.gov.)

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The exhibits listed below are filed with this report.

10.1	Agreement between Atlas Minerals, Inc., White Cliffs Mining, Inc. and GSA Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 31, 2006

ATLAS MINERALS, INC.
(Registrant)

/s/ Roy Shipes
Roy Shipes
Chief Executive Officer